Exhibit 10.03

EMPLOYEE DIRECTOR INDEMNIFICATION AGREEMENT

This Employee Director Indemnification Agreement (“Agreement”) is made as of the       day of       , 20      , by and between MoneyGram International, Inc. (the “Corporation”), a Delaware corporation, and       , a director and an officer of the Corporation (the “Employee Director”).

Recitals

A. The Employee Director has been elected to serve as a director of the Corporation and the Corporation desires the Employee Director to continue in such capacity.

B. The Employee Director has agreed to serve as an executive officer of the Corporation, and the Corporation desires the Employee Director to serve as an executive officer.

C. In addition to the indemnification to which the Employee Director is entitled under the Amended and Restated Certificate of Incorporation of the Corporation (the “Articles”), the Corporation at its sole expense maintains insurance protecting its officers and directors against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties (“D & O Insurance”).

D. The Articles and the Delaware General Corporation Law specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into (i) between the Corporation and the members of its Board of Directors with respect to indemnification of such directors, and (ii) between the Corporation and its officers with respect to indemnification of such officers.

Agreement

In order to induce the Employee Director to continue to serve in the capacity as a director and an executive officer, in consideration of the Employee Director’s valuable services for the Corporation, the Corporation and the Employee Director agree as follows:

1. Continued Service. Employee Director will continue to serve as a director of the Corporation and an executive officer, in each case, at the will of the Corporation, or in accordance with separate contract to the extent that such a contract is in effect at the time in question, so long as the Employee Director is duly elected and qualified in accordance with the Articles and the Bylaws of the Corporation (“Bylaws”) or until the Employee Director resigns in accordance with applicable law.

2. Indemnity of Employee Director. The Corporation shall hold harmless and indemnify Employee Director to the full extent authorized or permitted by the provisions of the Delaware General Corporation Law or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof. To the extent that a change in the Delaware General Corporation Law (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Articles or the Bylaws and this Agreement, it is the intent of the parties hereto that Employee Director enjoy by this Agreement the greater benefits so afforded by such change. No amendment, alteration or repeal of this Agreement or of any provision hereof or of the Articles or the Bylaws or any provision thereof shall limit or restrict any right of Employee Director under this Agreement or such other documents in respect of any action taken or omitted by Employee Director in Employee Director’s capacity as a director or officer of the Corporation prior to such amendment, alteration or repeal.

3. Maintenance of Insurance and Self Insurance.

a. Subject only to the provisions of Section 3(b) hereof, so long as Employee Director shall continue to serve as a director of the Corporation (or shall continue at the request of the Corporation to serve as a director of another corporation, partnership, joint venture, trust or other enterprise) and/or as an executive officer of the Corporation, and thereafter so long as Employee Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Employee Director was a director or an officer of the Corporation or served in any of said other capacities, the Corporation will purchase and maintain in effect for the benefit of Employee Director one or more valid, binding and enforceable policies of D & O Insurance.

b. The Corporation shall not be required to maintain said policies of D & O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

c. In the event the Corporation does not purchase and maintain in effect said policies of D & O Insurance pursuant to the provisions of Section 3(b) hereof, the Corporation shall hold harmless and indemnify Employee Director to the full extent of the coverage which would otherwise have been provided for the benefit of Employee Director pursuant to such D & O Insurance.

4. Additional Indemnity. Subject only to the exclusions set forth in Section 5 hereof, and without limiting any right which Employee Director may have now or in the future pursuant to the Delaware General Corporation Law, the Articles, the Bylaws, the Employment Agreement, any other agreement, any resolution, any policy of insurance or otherwise, the Corporation hereby further agrees to hold harmless and indemnify Employee Director against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether by third parties or by or in the right of the Corporation to which Employee Director at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee Director is or was a director or an officer of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

5. Limitations on Additional Indemnity. No indemnity pursuant to Section 4 hereof shall be paid by the Corporation:

a. for which and to the extent that payment is actually made to Employee Director under a valid and collectible insurance policy maintained by the Company;

b. for which and to the extent that Employee Director is indemnified by the Company or receives a recovery from the Company otherwise than pursuant to Section 4;

c. on account of any suit in which judgment is rendered against Employee Director for an accounting of profits made from the purchase or sale by Employee Director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

d. with respect to acts or omissions which are not in good faith or which constitute intentional misconduct or a knowing violation of law;

e. with respect to authorization by Employee Director of the unlawful payment of a dividend or other distribution on the Corporation’s capital stock or the unlawful purchase of its capital stock;

f. with respect to any transaction from which Employee Director derived an improper personal benefit; or

g. if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6. Notification and Defense of Claim. Promptly after receipt by Employee Director of notice of the commencement of any action, suit or proceeding, Employee Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Employee Director otherwise than under this Agreement or from any liability which is not directly related to the failure of Employee Director promptly to so notify the Corporation. With respect to any such action, suit or proceeding as to which Employee Director notifies the Corporation of the commencement thereof:

a. The Corporation will be entitled to participate therein at its own expense; and,

b. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Employee Director. After notice from the Corporation to Employee Director of its election so to assume the defense thereof, the Corporation will not be liable to Employee Director under this Agreement for any legal or other expenses subsequently incurred by Employee Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Employee Director shall have the right to employ the Employee Director’s counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Employee Director unless (i) the employment of counsel by Employee Director has been authorized by the Corporation (ii) Employee Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Employee Director in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to continue the defense of any action, suit or proceeding properly brought by or on behalf of the Corporation or as to which Employee Director shall have made the conclusion provided for in (ii) above.

c. The Corporation shall not be required to indemnify Employee Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee Director without Employee Director’s written consent. Neither the Corporation nor Employee Director will unreasonably withhold its consent to any proposed settlement.

7. Advance Payments.

a. Employee Director shall be entitled to receive advance payments in the amount of all costs, charges, and expenses, including attorney and other fees and expenses, actually and reasonably incurred or reasonably to be incurred by Employee Director in defense of any action, suit or proceeding as described in Section 4 hereof.

b. Employee Director agrees that the Employee Director will reimburse the Corporation for all costs, charges and reasonable expenses paid or advanced by the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding against Employee Director in the event and only to the extent that it ultimately shall be determined in a final non-appealable determination by a court of competent jurisdiction that Employee Director is not entitled to be indemnified by the Corporation for such costs, charges and expenses under the provisions of this Agreement.

c. The Corporation agrees that if any party with a right to nominate the Employee Director to a position as a director or officer of the Corporation (or any affiliate thereof other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with Employee Director, then (i) such party (or such affiliate, as the case may be) shall be fully subrogated to all rights of Employee Director with respect to such payment and (ii) the Corporation shall reimburse such party (or such other affiliate) for the payments actually made.

8. Indemnification Request.

(i) Advancement.

a. Employee Director shall in order to request advanced payments according to Section 7 hereof, submit to the Board of Directors a sworn statement of request for advancement of expenses in the form of Exhibit 1 attached hereto and made a part hereof (the “Advancement Request”), stating that (i) the Employee Director has incurred or will incur actual expenses in defending an action, suit, or proceeding as described in Section 4 hereof and (ii) the Employee Director undertakes to repay such amount if it shall ultimately be determined in a final non-appealable determination by a court of competent jurisdiction that the Employee Director is not entitled to be indemnified by the Corporation under this Agreement.

b. Upon receipt of the Advancement Request the Chairman of the Board, the President or any Vice President shall authorize immediate payment of the expenses stated in the Advancement Request within 10 calendar days, whereupon such payments shall immediately be made by the Corporation. No security shall be required in connection with any Advancement Request and it shall be accepted without reference to Employee Director’s ability to make repayment.

(ii) Indemnification.

a. Employee Director, in order to request indemnification pursuant to Section 4 hereof, shall submit to the Board of Directors a sworn statement of request for indemnification in the form of Exhibit 2 attached hereto and made a part hereof (the “Indemnification Request”) stating that Employee Director is entitled to indemnification under this Agreement. Such Indemnification Request shall contain a summary of the action, suit or proceeding and an itemized list of all payments made or to be made with respect to which indemnification is requested.

b. The Board of Directors shall be deemed to have determined that Employee Director is entitled to such indemnification unless, within 30 days after submission of the Indemnification Request, the Board of Directors shall have notified Employee Director in writing that it has determined, by a majority vote of directors who were not parties to such action, suit or proceeding based upon clear and convincing evidence, that Employee Director is not entitled to indemnification under this Agreement. The evidence shall be disclosed to Employee Director in such notice which shall be sworn to by all directors who participated in the determination and voted to deny indemnification.

c. In the event that (i) a majority vote according to Section 8.2(b) cannot be obtained or that (ii) there is a change in control of the Corporation (other than a change in control which has been approved by members of the Board of Directors who were directors prior to such change in control), the following procedure shall take place:

(aa) Employee Director shall choose subject to Corporation approval (which approval shall not be unreasonably withheld) counsel who has not performed any services for the Corporation or Employee Director within the last five years and who is in good standing (“Independent Legal Counsel”).

(bb) Independent Legal Counsel shall then determine within (i) thirty (30) days after submission of the Indemnification Request, or (ii) the Employee Director’s acceptance to act as an Independent Legal Counsel, or (iii) such reasonable time as is required under the circumstances, whichever comes later, whether Employee Director is entitled to indemnification under this Agreement. Indemnification may only be denied according to Section 5 hereof and only based upon clear and convincing evidence. In the case of a denial, Independent Legal Counsel shall submit to the Board of Employee Directors and to Employee Director within 10 days after the decision a written opinion disclosing the grounds and the evidence upon which such decision was based. The decision of Independent Legal Counsel shall be final.

d. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that Employee Director’s conduct was such that indemnity is not available pursuant to Section 5.

9. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Employee Director is a director of the Corporation (including service at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise) or is a an officer of the Corporation and shall continue thereafter so long as Employee Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Employee Director was a director or executive officer of the Corporation or serving in any other capacity referred to herein.

10. Enforcement.

a. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on the Corporation hereby in order to induce Employee Director to serve or continue to serve as a director of the Corporation and continue to serve as executive officer of the Corporation, and acknowledges that Employee Director is relying upon this Agreement in continuing in such capacities.

b. In the event Employee Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Employee Director for all of Employee Director’s reasonable fees and expenses in bringing and pursuing such action.

11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

12. Governing Law; Binding Effect; Amendment and Termination.

a. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

b. This Agreement shall be binding upon Employee Director and upon the Corporation, its successors and assigns, and shall inure to the benefit of Employee Director, the Employee Director’s heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

c. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

EMPLOYEE DIRECTOR

By:

Name: